UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2010

Accenture plc

(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Grand Canal Square,

Grand Canal Harbour,

Dublin 2, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (353) (1) 646-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2010, Accenture plc (the “Company”) announced that Pierre Nanterme has been appointed as the Company’s Chief Executive Officer, effective January 1, 2011, and, in connection with his appointment, has been appointed as a member of the Board of Directors of the Company, effective immediately. William D. Green, currently Chairman of the Board of Directors & Chief Executive Officer, will continue as the Company’s Chief Executive Officer until January 1, 2011 and will continue to serve as Chairman of the Company’s Board of Directors after January 1, 2011.

Mr. Nanterme, 51, is based in Paris. He currently serves as group chief executive of Accenture’s Financial Services operating group, which serves clients in the banking, capital markets and insurance industries. Prior to assuming his current role in September 2007, Mr. Nanterme served as Accenture’s chief leadership officer.

Prior to being appointed chief leadership officer in 2006, Mr. Nanterme served as managing director of the company’s Financial Services practice in Europe, Africa and Latin America; managing director of the company’s Financial Services Core Europe operating unit; managing director of Accenture’s Insurance industry group globally; and managing director of the company’s Strategy practice in West Europe. Mr. Nanterme also served as Accenture’s country managing director for France from November 2005 through August 2007.

Mr. Nanterme joined Accenture in 1983 and became a partner in 1993. He graduated from ESSEC (École Supérieure des Sciences Économiques et Commerciales) Business School in Paris.

No determination regarding compensation arrangements relating to Mr. Nanterme’s promotion to Chief Executive Officer has been made as of the date of filing of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing the election of Mr. Nanterme as a member of the Board of Directors of the Company and appointment as the Company’s Chief Executive Officer has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 20, 2010	ACCENTURE PLC

	By:	/s/ Julie Spellman Sweet
	Name:	Julie Spellman Sweet
	Title:	General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 20, 2010